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                                February 14, 2003



Legg Mason Global Trust, Inc.
100 Light Street
Baltimore, MD  21202


Ladies and Gentlemen:

      You have requested our opinion, as counsel to Legg Mason Global Trust, Inc. (the "Company"), a Maryland corporation, as to certain matters regarding the shares of Legg Mason International Equity Trust, a series of the Company (the "Acquiring Fund"), to be issued in connection with the reorganization of Legg Mason Europe Fund (the "Target"), another series of the Company, into the Acquiring Fund, as provided for in the Plan of Reorganization and Termination by the Company, on behalf of the Acquiring Fund and the Target (the "Plan"). The Plan provides for the Target to transfer its assets to the Acquiring Fund in exchange solely for a number of Primary Class, Institutional Class and Financial Intermediary Class shares of the common stock (par value $0.001) of the Acquiring Fund that is to be determined in the manner specified in the Plan (the "Shares") and the Acquiring Fund's assumption of the liabilities of the Target.

      As such counsel, we have examined:

      1. the registration statement on Form N-14 ("Registration Statement") that is being filed by the Company for the purpose of registering the Shares under the Securities Act of 1933, as amended ("1933 Act");

      2. the form of Plan included as an exhibit to the Registration Statement; and

      3. the Company's Articles of Incorporation, as amended (the "Charter") and Bylaws.

We have also examined the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have further assumed that, as of any date of determination, the number of issued Shares of each class will not exceed the number of such shares authorized to be issued under the Charter. We have not verified any of those assumptions.

KIRKPATRICK & LOCKHART LLP


Legg Mason Global Trust, Inc.
February 14, 2003
Page 2

      Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Maryland that, in our experience, generally are applicable to the issuance of shares by entities such as the Company. We express no opinion with respect to any other laws.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. When the Plan has been duly adopted by the shareholders of the Company and all of the conditions to the effectiveness of the Plan have been satisfied, the issuance of the Shares to be issued pursuant to the Plan will have been duly authorized by the Company; and

      2. When such Shares have been issued and the consideration for such Shares has been paid in accordance with the Plan, such Shares will be validly issued, fully paid and non-assessable.

      This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement and to the reference to this firm in the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.



                                             Very truly yours,

                                             /S/ KIRKPATRICK & LOCKHART LLP
                                             ------------------------------

                                             KIRKPATRICK & LOCKHART LLP